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                                                                    EXHIBIT 21.1

The following table sets forth the name and jurisdiction of incorporation/charter of the Registrant's subsidiaries. Inactive subsidiaries are not listed. All of the subsidiaries are 100% owned by Bank Mutual (f/k/a Mutual Savings Bank) except as noted.

      Name of Subsidiary                                       Jurisdiction of Incorporation/Charter
      ------------------                                       -------------------------------------
      Bank Mutual (f/k/a Mutual Savings Bank) (1)              USA
      First Northern Investments, Inc.                         Nevada
      Great Northern Financial Services Corporation (2)        Wisconsin
      Lake Financial and Insurance Services, Inc.              Wisconsin
      MC Development LTD                                       Wisconsin
      Mutual Investment Corporation                            Nevada
      Savings Financial Corporation (50% owned)                Wisconsin

(1)   Direct subsidiary of Bank Mutual Corporation.

(2)   Being merged into Lake Financial on April 1, 2003.